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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of The Securities Act of 1934


       Date of Report (Date of earliest event reported):  MARCH 15, 1996


                           REGAL INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


   DELAWARE                        1-8334                        75-1071589
(State of other                 (Commission                   (I.R.S. Employer
jurisdiction)                   File Number)                 Identification No.)


                    P. O. BOX 1237, CORSICANA, TEXAS   75151
              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, include area code:  (903) 872-3091


                      INDEX OF EXHIBITS LOCATED ON PAGE 4


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 ITEM 1.         CHANGES IN CONTROL OF REGISTRANT


         On March 15, 1996, China Strategic Holdings Limited, a Hong Kong corporation ("CSH") acquired 20,500,000 shares of the common stock of the Registrant (the "SHARES") pursuant to the terms and conditions of a certain Stock Purchase Agreement, dated March 8, 1996 (the "PURCHASE AGREEMENT"), by and between Harlequin Investment Holdings Limited ("HARLEQUIN") and CSH. Under the terms of the Agreement, the purchase price for the Shares was $1,223,000 ($0.0302 per share). Said purchase price was payable partly in cash ($209,328) and the balance by cancellation of two (2) promissory notes representing previous loans from CSH to Harlequin. In addition to the cash payment and cancellation of debt, Harlequin received a Stock Purchase Option exercisable at any time prior to March 31, 2001 to purchase up to 8.0 million shares of the Registrant's common stock at an exercise price is $0.0302 per share.



         As a result of the transaction, Harlequin's ownership interest in the Registrant was reduced from 54.22% to 5.56% based on the currently issued and outstanding shares of Common Stock of the Registrant and 14.02% of the aggregate outstanding shares of Common Stock, after giving effect to the issuance of shares upon exercise of the Stock Purchase Option. CSH's ownership interest after the purchase of the Shares based upon currently issued and outstanding shares is 25.06%. Assuming conversion of the $13.5 million Convertible Note held by CSH, CSH's interest ownership in the Registrant would increase to 92.2%. The funds used by CSH to purchase the Shares came from the general operating funds of CSH. CSH has the sole voting power and control with respect to the Shares.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         Exhibits The following exhibits are attached hereto and incorporated herein by reference:


                 EXHIBIT 99-1 Stock Purchase Agreement, dated as of March 8, 1996, by and between Harlequin Investment Holdings Limited and China Strategic Holdings Limited.




                 EXHIBIT 99-2 Stock Purchase Option dated effective March 10, 1996, by and between Harlequin Investment Holdings Limited and China Strategic Holdings Limited.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


         DATED:  March 28, 1996.


                                        REGAL INTERNATIONAL, INC.


                                        By      /s/ IRA F. LEVY
                                          ------------------------------
                                            Ira F. Levy, Attorney-in-Fact


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                                 EXHIBIT INDEX



                 EXHIBIT 99-1 Stock Purchase Agreement, dated as of March 8, 1996, by and between Harlequin Investment Holdings Limited and China Strategic Holdings Limited.



                 EXHIBIT 99-2 Stock Purchase Option dated effective March 10, 1996 by and between Harlequin Investment Holdings Limited and China Strategic Holdings Limited.



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